Rule 424(b)(3)
Registration Statement No. 333-136681
Pricing Supplement No. 07
Dated May 23, 2007
(To Prospectus dated August 16, 2006 and
 Prospectus Supplement dated August 22, 2006)
INTERNATIONAL LEASE FINANCE CORPORATION
$5,000,000,000
Medium-Term Notes, Series R
Principal Amount:						$1,000,000,000.00
Issue Price:						$998,280,000.00
Net Proceeds to the Company:				$994,780,000.00
Agent's Discount or Commission:			0.35%
Agents:					ABN AMRO Incorporated
						Barclays Capital Inc.
						JPMorgan Securities Inc.
						Wachovia Securities
Co-Managers:	Santander Investment Securities Inc.
			Mitsubishi UFJ Securities International plc
			SG Americas Securities, LLC
			Daiwa Securities America Inc.
CUSIP:							45974VB49
Settlement Date:						05/29/07
Stated Maturity (date):					06/01/14
Interest Rate:						5.65%
Overdue Rate (if any):					N/A
Redeemable by the Company on or after:		N/A
Repayable at the option of the holder on:		N/A
Optional Reset Dates:					N/A
Extension Periods:					N/A
Final Maturity:						N/A
Repurchase Price
(for Original Issue Discount Notes):		N/A
Type of Note (check one):
Book-Entry Note     _X__
Certificated Note   ____
Other Provisions: